As filed with the Securities and Exchange Commission on December 19, 2002
                                                        SEC FILE NO. 000-49846

             U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    DRACO HOLDING CORPORATION
      _____________________________________________________
      (Exact name of registrant as specified in its charter)
                  NEVADA                             87-0638750
       _______________________________             _________________
       (State or other jurisdiction of              (IRS Employer
         incorporation or organization)             Identification No.)

                c/o Jump n' Jax, Inc.
    511 East St. George Boulevard, Suite No. 3
                St. George, Utah                       84770
    ___________________________________________      ___________
     (Address of Principal Executive Offices)         (Zip Code)


            Letter Agreements with the Company Officers and Directors Letter Agreement with Todd Wheeler
            Letter Agreement with Robert N. Wilkinson
            Letter Agreement with B.W. Hicken
            __________________________________________________________
                     Full title of the plan)


                        Steven D. Moulton
                     4843 South Wallace Lane
                     Salt Lake City, UT 84117
              ______________________________________
             (Name and address of agent for service)

                          (801) 209-0545
   ____________________________________________________________
  (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

______________________________________________________________________________________
                                                              Proposed
                                             Proposed         Maximum
                                             Maximum          Aggregate  Amount of
Title of Securities          Amount to be    Offering Price   Offering   Registration
To be Registered             Registered      Per Share(1)     Price(2)   Fee
______________________________________________________________________________________
Common Stock,
Par value $0.001 per share   1,500,000       $0.01            $15,000    $1.38

______________________________________________________________________________________

(1)    Pursuant  to rules  457(h) and 457(c) of the  Securities  Act of 1933,   the
       proposed  maximum  offering  price per share for the purpose of     calculating
       the  registration  fee is the  average  of the bid and  asked  price of the
       Common Stock as of December 16, 2002.


(2)    On December 16, 2002, the board of directors established fair market value for the shares of the Company, for the purposes of determining the registration fee and the compensation received by the employees, at $0.01 per share, the market price on that day.
______________________________________________________________________________________



                              PART I

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.     Plan Information.

     The document(s) containing information specified by Part I Items 1 and 2 of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plans listed on the cover page of the Registration Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.     Registrant Information and Employee Plan Annual Information.

     See response to Item 1 above.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents previously filed with the Commission by Draco Holding Corporation, a Nevada corporation ("Draco" or the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this Prospectus and Registration Statement:

     (1) Draco's annual report on Form 10-KSB for the year ended December 31, 2001;

     (2) Draco's quarterly report on Form 10-QSB for the quarter ended March 31, 2002;

     (3) Draco's quarterly report on Form 10-QSB for the quarter ended June 30, 2002;

     (4) Draco's quarterly report on Form 10-QSB for the quarter ended September 30, 2002;

     (5) All other reports filed by Draco pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2002; and

     (6) The description of Common Stock contained in Draco's registration statement on Form 10-SB filed June 5, 2002, effective 60 days thereafter, and amended August 2, 2002 and October 17, 2002, in the section entitled "Description of

             Securities" contained on page 16 of Draco's amended registration statement (Commission file no. 000-49846).

     All other documents filed by the Company pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     The validity of the shares being offered hereby will be passed upon for Draco by Robert N. Wilkinson, Esq., counsel to the Company. Robert N. Wilkinson, Esq. is receiving 300,000 shares of the Company's common stock under this Registration Statement as compensation for legal services. Mr. Wilkinson also receives cash payments from Draco as compensation for legal services.

Item 6.     Indemnification of Directors and Officers.

     The only statutes, charter provisions, by-laws, contracts or other arrangements under which any controlling person, director or officer of Draco is or may be insured or indemnified against any liability which he may incur in that capacity, are as follows:

     A. Sections 78.037, 78.7502, 78.751, and 78.752 of the Nevada Revised Statutes offer limitation of liability protection for officers and directors, indemnification protection of officers, directors, employees and agents of a Nevada corporation, and provide that Nevada corporations may purchase insurance to protect directors, officers, employees and agents. They generally provide that:

     (a) a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys= fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

     (b) a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys= fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

     (c) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys= fees, actually and reasonably incurred by him in connection with the defense.

     B. Article IX of Draco's articles of incorporation provides that to the fullest extent allowed by law, the directors and executive officers of Draco shall be entitled to indemnification from Draco for acts and omissions taking place in connection with their activities in such capacities.

     C. Article VIII of Draco=s by-laws provides indemnification rights to Draco's officers, directors or controlling persons in a manner similar to the Nevada statutes described above.

     D. Although Nevada law provides that Nevada corporations may purchase liability insurance to protect officers and directors, Draco has no directors and officers insurance or any other type of insurance that insures its officers, directors or controlling persons against liabilities that may arise against them in those capacities.

Item 7.     Exemption from Registration.

     Not applicable.

Item 8.     Exhibits.

  Exhibit
    No.          Description
------------     -----------------------------------------------------------

5.01 Opinion of Robert N. Wilkinson, Esq. regarding legality of Common Stock to be issued pursuant to the Registration Statement.

23.01 Consent of HJ & Associates, LLC, current independent auditors for the Company

23.02            Consent of Robert N. Wilkinson, Esq. (contained in Exhibit
                 5.01)

24.01            Power of Attorney (contained in Signatures area)


Item 9.     Undertakings.

     (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake, state of Utah, on the 17th day of December, 2002.

                                      DRACO HOLDING CORPORATION


                                      By  /s/ Lane S. Clissold
                                         _____________________________________
                                         Lane S. Clissold, President and Chief
                                         Executive Officer



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lane S. Clissold, Steven D. Moulton, or either of them, with power of substitution, as his true and lawful attorney-in-fact in all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in
connection therewith, with the Securities and Exchange Commission,   hereby
ratifying and confirming all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 17th day of December, 2002.



                                          /s/ Lane S. Clissold
                                          ____________________________________
                                          Lane S. Clissold
                                          Director, President and Chief
                                          Executive Officer



                                          /s/ Diane Nelson
                                          ____________________________________
                                          Diane Nelson
                                          Director and Vice President



                                         _/s/ Steven D. Moulton
                                          ____________________________________
                                          Steven D. Moulton
                                          Director, Secretary and Treasurer

                          EXHIBIT INDEX

  Exhibit
    No.            Description
_____________      ___________________________________________________________

   5.01 Opinion of Robert N. Wilkinson, Esq. regarding legality of Common Stock to be issued pursuant to the Registration Statement.

  23.01 Consent of HJ & Associates, LLC, current independent auditors for the Company

  23.02            Consent of Robert N. Wilkinson, Esq. (contained in Exhibit
                   5.01)

  24.01            Power of Attorney (contained in Signatures area)











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